SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

NETEGRITY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     ☒ No fee required.

     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials:

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

     This filing consists of Questions and Answers sent to non-U.S. employees of Netegrity on October 14, 2004, Questions and Answers sent to U.S. employees of Netegrity on October 14, 2004 and an overview of benefit programs send to U.S. employees of Netegrity on October 14, 2004.

Questions and Answers Sent to non-U.S. Employees of Netegrity

Netegrity/Computer Associates Acquisition

International Employee Questions and Answers

Second Update

For Internal Use Only

October 14, 2004

The following is intended to provide you a general summary of the treatment of certain of your Netegrity equity awards and benefits in connection with the proposed transaction between Netegrity and Computer Associates (CA), subject to the closing of such transaction under the merger agreement executed by the parties. All of the answers and information provided in this document remain subject to any applicable agreements, plan provisions, laws and regulations (including, without limitation, any black out periods, securities laws, trading restrictions, etc.).

Stock Options:

Q.	Can you give us a further explanation of how the stock option conversion will work after the close?

A	The Netegrity options will be assumed by CA and converted into options to purchase CA stock. The number of shares underlying the options and the exercise price will be adjusted to take into account the ratio of the value of Netegrity stock in the transaction and the value of CA stock at the time of the closing of the transaction (i.e., the ‘conversion ratio’). The aggregate value of the options will remain the same. The following example demonstrates the conversion and the application of the conversion ratio:

Netegrity (NETE) employee owns the following:

# of NETE options	1,000
Exercise Price per share	$4.00
Cost to exercise all NETE options	$4,000

Conversion to Computer Associates (CA) options

Conversion Ratio:
NETE merger price (fixed)	$10.75
CA Price	$27.00 (Example)*

* Actual price will be based on the 5 day closing average prior to the closing of the acquisition)

Conversion Ratio ($10.75/$27.00)	0.3981

Netegrity employee’s options convert to the following:

Converted # of options	= 1,000*0.3981
398

Converted exercise price per share	= $4.00/0.3981
$10.05

Cost to exercise all CA options	$4,000

Q.	What is the vesting schedule for my Netegrity options that convert to CA options?

A.	The newly converted options will continue to be subject to the same terms and conditions that are in effect prior to the closing of the transaction, including the same vesting schedule.

Q.	How should we proceed to exercise our stock options at CA’s Price ($10.75) once the merger is approved?

A.	At the time of the merger, all of your options will convert into CA stock options based on the example above. You will then have the same vested balance and can continue to trade taking into consideration any black out period or other applicable policies or laws that may be in effect. Only shares that are owned at the time of the closing of the transaction will be converted into cash in the transaction. Therefore, if you wish to receive cash for your shares at the time of the closing, you will need to have exercised your vested options prior to the closing. A Netegrity option that is an ISO or a non-qualified option will convert into an ISO or a non-qualified option, respectively, on CA stock subject to applicable laws and regulations.

Q.	Since we announced earnings for Q3 last week, has the blackout period been raised?

A.	Yes, the next Netegrity black out period will begin according to policy, 15 days before the end of the quarter, unless the closing happens before then. After the closing, black out periods will be subject to the CA policy.

Q.	Can you give us an overview of the Benefits at CA?

A.	We are currently working on providing country specific benefit overviews for you. We will send them out as soon as possible. Until the closing of this transaction all Netegrity benefits will remain in effect.

Q.	Who do I call with any questions about the acquisition?

A.	Please refer your questions to your current manager. If your manager cannot answer your question, please send an email to integration@netegrity.com and your question will then be routed to the appropriate individual. We will aim to answer your question within 48 hours.

Important Additional Information will be Filed with the SEC

     Netegrity plans to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Computer Associates, Netegrity, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Computer Associates and Netegrity through the web site maintained by the SEC at www.sec.gov.

     In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Netegrity by contacting Investor Relations, Netegrity, 201 Jones Road, Waltham, MA 02451, 800-325-9870.

     Computer Associates and Netegrity, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Computer Associates’ directors and executive officers is contained in Computer Associates’ Form 10-K for the year ended March 31, 2004 and its proxy statement dated July 28, 2004, as amended. Information regarding Netegrity’s directors and executive officers is contained in Netegrity’s Form 10-K for the year ended December 31, 2004 and its proxy statement dated March 31, 2004, which are filed with the SEC. As of October 5, 2004, Netegrity’s directors and executive officers beneficially owned approximately 4.8 million shares, or 12%, of Netegrity’s common stock.

Safe Harbor for Forward-Looking Statements

     Statements in this document regarding the proposed transaction between Computer Associates and Netegrity, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Computer Associates or Netegrity managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of Computer Associates to successfully integrate Netegrity’s operations and employees; the ability to realize anticipated synergies and cost savings; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness-related activities; and the other factors described in Computer Associates’ Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC and in Netegrity’s Annual Report on Form 10-K for the year ended December 31, 2003 and its most recent quarterly report filed with the SEC. Computer Associates and Netegrity disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Questions and Answers Sent to U.S. Employees of Netegrity

Netegrity/Computer Associates Acquisition

U.S. Employee Questions and Answers

Second Update

For Internal Use Only

October 14, 2004

The following is intended to provide you a general summary of the treatment of certain of your Netegrity equity awards and benefits in connection with the proposed transaction between Netegrity and Computer Associates (CA), subject to the closing of such transaction under the merger agreement executed by the parties. We have also included a general overview of the benefits offered by CA to its employees to give you a general idea about the type of benefit and retirement programs currently available at CA. All of the answers and information provided in this document remain subject to any applicable agreements, plan provisions, laws and regulations (including, without limitation, any black out periods, securities laws, trading restrictions, etc.).

Stock Options:

Q.	Can you give us a further explanation of how the stock option conversion will work after the close?

A	The Netegrity options will be assumed by CA and converted into options to purchase CA stock. The number of shares underlying the options and the exercise price will be adjusted to take into account the ratio of the value of Netegrity stock in the transaction and the value of CA stock at the time of the closing of the transaction (i.e., the ‘conversion ratio’). The aggregate value of the options will remain the same. The following example demonstrates the conversion and the application of the conversion ratio:

Netegrity (NETE) employee owns the following:

# of NETE options	1,000
Exercise Price per share	$4.00
Cost to exercise all NETE options	$4,000

Conversion to Computer Associates (CA) options

Conversion Ratio:
NETE merger price (fixed)	$10.75
CA Price	$27.00 (Example)*

* Actual price will be based on the 5 day closing average prior to the closing of the acquisition)

Conversion Ratio ($10.75/$27.00)	0.3981

Netegrity employee’s options convert to the following:

Converted # of options		= 1,000*0.3981
		398
Converted exercise price per share	=	$4.00/0.3981
		$10.05
Cost to exercise all CA options		$4,000

Q.	What is the vesting schedule for my Netegrity options that convert to CA options?

A.	The newly converted options will continue to be subject to the same terms and conditions that are in effect prior to the closing of the transaction, including the same vesting schedule.

Q.	How should we proceed to exercise our stock options at CA’s Price ($10.75) once the merger is approved?

A.	At the time of the merger, all of your options will convert into CA stock options based on the example above. You will then have the same vested balance and can continue to trade taking into consideration any black out period or other applicable policies or laws that may be in effect. Only shares that are owned at the time of the closing of the transaction will be converted into cash in the transaction. Therefore, if you wish to receive cash for your shares at the time of the closing, you will need to have exercised your vested options prior to the closing. A Netegrity option that is an ISO or a non-qualified option will convert into an ISO or a non-qualified option, respectively, on CA stock subject to applicable laws and regulations.

Q.	Since we announced earnings for Q3 last week, has the blackout period been raised?

A.	Yes, the next Netegrity black out period will begin according to policy, 15 days before the end of the quarter, unless the closing happens before then. After the closing, black out periods will be subject to the CA policy.

Q.	Can you explain further what will happen to my ESPP shares if the closing happens during an offering period?

A.	If the closing happens during an ESPP offering period, the ESPP will be terminated as of or immediately prior to the closing and the balance in your account will be used to purchase Netegrity shares at the ESPP purchase price (and any fractional shares will be paid out to you in cash). Those Netegrity shares will converted into cash in the transaction in accordance with the merger agreement. For example, if you have a $200 account balance under the ESPP and the ESPP purchase price is $9.13, your $200 will be used to purchase 21 Netegrity shares and the balance, $8.27, will be paid to you in cash. At the closing, your 21 shares of Netegrity common stock would be converted into cash at $10.75 per share, giving you a total of $225.75.

Q.	Can you give us an overview of the Benefits at CA?

A.	Please find attached a general summary of CA’s U.S. Benefits for 2005. Once we are able to work together on integration plans, we will provide you more specific details about the benefits that will be made available to you, as well as when they would take effect. Until the closing of this transaction all Netegrity benefits will remain in effect. A note: Netegrity contemplated using the Cigna network last year when they had their annual benefit review. At that time there was a 96% match of physician networks between Cigna and Health Plans Inc. A reminder, all previous service time will be carried over for benefit eligibility purposes.

Q.	If I am eligible for a referral bonus with Netegrity, will I still receive it if the acquisition closes before the completion of 90 days.

A.	Yes, provided the parameters of the referral bonus program are met you will still be entitled to the bonus.

Q.	If I have been approved for tuition reimbursement and have not yet completed a course before the closing will I still be entitled to my reimbursement?

A.	Yes, CA intends to honor all tuition reimbursement claims that have been approved up to the closing. CA also has a tuition reimbursement program that is very close to Netegrity’s.

General Questions:

Q.	Which functions reside in the Framingham facility?

A.	There are a variety of functions that reside in Framingham including Engineering, Sales, Marketing and G&A.

Q.	Who do I call with any questions about the acquisition?

A.	Please refer your questions to your current manager. If your manager cannot answer your question, please send an email to integration@netegrity.com and your question will then be routed to the appropriate individual. We will aim to answer your question within 48 hours.

Important Additional Information will be Filed with the SEC

     Netegrity plans to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Computer Associates, Netegrity, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Computer Associates and Netegrity through the web site maintained by the SEC at www.sec.gov.

     In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Netegrity by contacting Investor Relations, Netegrity, 201 Jones Road, Waltham, MA 02451, 800-325-9870.

     Computer Associates and Netegrity, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Computer Associates’ directors and executive officers is contained in Computer Associates’ Form 10-K for the year ended March 31, 2004 and its proxy statement dated July 28, 2004, as amended. Information regarding Netegrity’s directors and executive officers is contained in Netegrity’s Form 10-K for the year ended December 31, 2004 and its proxy statement dated March 31, 2004, which are filed with the SEC. As of October 5, 2004, Netegrity’s directors and executive officers beneficially owned approximately 4.8 million shares, or 12%, of Netegrity’s common stock.

Safe Harbor for Forward-Looking Statements

     Statements in this document regarding the proposed transaction between Computer Associates and Netegrity, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Computer Associates or Netegrity managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of Computer Associates to successfully integrate Netegrity’s operations and employees; the ability to realize anticipated synergies and cost savings; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness-related activities; and the other factors described in Computer Associates’ Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC and in Netegrity’s Annual Report on Form 10-K for the year ended December 31, 2003 and its most recent quarterly report filed with the SEC. Computer Associates and Netegrity disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Overview of Benefit Programs

The information contained in this document provides an abbreviated overview of Computer Associates Benefit Programs, which remain subject to the applicable plan and related documents. CA plans and arrangements remain subject to amendment and termination from time to time in accordance with the applicable provisions thereof and applicable law.

Medical Plans	CA offers two medical plan choices (Aetna Choice POS II and CIGNA Open Access Plus) effective on the first day of employment for employee and eligible dependents. Both plans offer the option of in-network and out-of-network benefits. Pre-tax contributions are based on salary band and level of coverage elected.

Dental Plan	CA provides three choices for your dental coverage — a Preferred Provider Organization (PPO) Administered by Aetna and CIGNA as well as a Dental Maintenance Organization (DMO) administered by Aetna, effective on the first day of employment for employee and eligible dependents. Contribution is based on the level of coverage elected and is deducted on a pre-tax semi-monthly basis.

Prescription Plan	Prescriptions for Retail Pharmacy and Mail Order are part of your medical plan. A 3-tiered copayment plan design is offered.

Basic Life & Accidental Death & Dismemberment Insurance	CA provides Basic Life and AD&D in the amounts of $50,000 each. Coverage is effective as of date of hire.

Supplemental Life Insurance	Supplemental life insurance is available from 1x — 8x your annual base salary to a maximum of $2,500,000. Statement of Health may be required.

Voluntary Accidental Death and Dismemberment Insurance	Additional financial security and income protection in the event of accidental death or dismemberment. Coverage option from 1x — 8x your annual base salary to a maximum of $1,000,000.

Dependent Life Insurance — Spouse/Domestic Partner Coverage	Spouse (or domestic partner — subject to eligibility requirements) Coverage options in increments of $10,000 up to $150,000. Statement of Health may be required.

Dependent Life Insurance — Child(ren) Coverage	Child(ren) life insurance available for $10,000 or $15,000 per child.

Short-term Disability	Short-term disability up to a total of 26 weeks and is paid by CA (unless state mandated). Up to 5 weeks at 100% of salary with a cap of $1731 per week. Thereafter, 60% of salary with a cap of $1731 per week for the remainder of time the employee continues to be disabled.

Long-term Disability	Plan offers two types of coverage — Basic and Supplemental. Basic coverage is company paid — benefit equals 40% of your monthly earning to a maximum of $10,000. Voluntary Supplemental coverage is employee paid — benefit equals 20% of your monthly earnings to a maximum of $5,000.

Flexible Spending Account Plan (FSA Plan) — HealthCare and Dependent Care	Employees may elect up to $5,000 annually for either or both accounts. The Health Care account is used to pay the cost of eligible expenses not covered by the health plans for yourself and eligible dependents. The Dependent Care account is used to pay expenses for eligible dependents requiring childcare (i.e. daycare, summer camp) while you (and your spouse, if married) work. Employees may enroll in either one or both accounts. Plan is governed by IRS.

Vision Plan	Voluntary Comprehensive Vision Plan offered to employees and eligible dependents. Option of in-network and out-of-network benefits. Eye glasses and lenses are covered up to $125 retail value in-network.

Adoption Assistance Program	After one year of employment, eligible adoption related expenses are reimbursed up to $5,000. A maximum of $10,000 will be payable to any one family within a 24-month period.

Employee Assistance Program/Work Life	Employee assistance program for confidential counseling for you and eligible family members. Free resource and referral services.

CA Baby Savings Bond	A $500 US Savings Bond is available to any child born or adopted by a current CA employee. One bond per child per family.

AFLAC Personal Lifestyle Protector Cancer Plan	Plan pays benefits to you if you are diagnosed with cancer. Plan also has an annual cancer screening wellness benefit. Contributions are deducted on a pre-tax semi-monthly basis.

John Hancock	Discount rates on Long Term Care Insurance. Premium through payroll deduction.

METPAY	Discount rates auto, home, renters insurance from Metropolitan Property & Casualty Insurance Company — MetLife. Convenient payroll deduction.

Veterinary Pet Insurance	Discount rates on health insurance for your dog or cat.

PetCareRx — National Pet Pharmacy Program	Pet pharmacy program provides a discount on all prescription and non-prescription medications.

Employee Stock Purchase Plan (ESPP)	ESPP allows eligible employees to withhold through payroll deductions, from 1% to 25% of your gross base salary, subject to IRS limitations to purchase CA stock at a discounted price. Offer periods are semi-annual with enrollment every June and December.

Computer Associates Savings Harvest Plan (“CASH Plan”), 401(k)	Must be a salaried employee to participate. Eligible to enroll immediately upon hire for employee contributions. Company match beginning on the first of the month following the completion of 1 full year of service — 50% of the first 5% of your base salary invested. Also, after 1 full year of service, you are eligible to receive the Employer Discretionary Contribution on a pro-rated basis beginning with the first full month following your completion of 1 full year of service. Any company contributions for plan years beginning on or after March 31, 2002 vest at 20% per year of service beginning after the 2nd full year of service and any company contributions for plan years ending prior to March 31, 2002 vest at 20% per year of service beginning after the 3rd full year of service.

Tuition Reimbursement Program	CA covers tuition up to 2 courses per “traditional” semester (Fall, Spring, Summer) if the employee achieves a B minus or better. Courses must be approved by two levels of management and HR. The maximum tuition reimbursement is $5250 per person per calendar year.

Holidays	10 paid per year: New Year’s, Martin Luther King Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Day after Thanksgiving Day, Christmas Eve & Christmas Day.

Vacation	Length of Service	# Vacation Days Earned/Accrued
	Up to 3*	12 days
	3 to 10 years	17 days
	Greater than 10 years	22 days

Vacation balances may not exceed the number of days to which an employee is entitled per the above schedule.

*During the first year of service, employee accrues 6 days after 6 full months of service, then one day per month thereafter.

Sick Days	8 paid sick days per fiscal year. Unused sick days may be accrued up to 30 days.

Payroll	15th and last business day of the month.

Charitable Gift Program	Full-time Employees of CA, and their spouses, are eligible to participate in the Matching Gifts program. All institutions, organizations, associations, and funds must be non-profit, qualified either as 501 (C) (3) tax exempt by the Internal Revenue Service of the U.S. Treasury Department or in accordance with sections 118 and 149.1 of the Canadian Income Tax Act of Revenue Canada and or meet local statutory requirements. Contributions to non-CA sponsored private foundations are subject to review and approval by Community Relations Department in Islandia.

Employee referral bonus	$1,000 — certain restrictions apply.

Breakfast	Free Continental breakfast daily in every CA office.

1-800-Flowers	Club Membership — 15% off products of $29.99 or more.

Important Additional Information will be Filed with the SEC

     Netegrity plans to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Computer Associates, Netegrity, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Computer Associates and Netegrity through the web site maintained by the SEC at www.sec.gov.

     In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Netegrity by contacting Investor Relations, Netegrity, 201 Jones Road, Waltham, MA 02451, 800-325-9870.

     Computer Associates and Netegrity, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Computer Associates’ directors and executive officers is contained in Computer Associates’ Form 10-K for the year ended March 31, 2004 and its proxy statement dated July 28, 2004, as amended. Information regarding Netegrity’s directors and executive officers is contained in Netegrity’s Form 10-K for the year ended December 31, 2004 and its proxy statement dated March 31, 2004, which are filed with the SEC. As of October 5, 2004, Netegrity’s directors and executive officers beneficially owned approximately 4.8 million shares, or 12%, of Netegrity’s common stock.

Safe Harbor for Forward-Looking Statements

     Statements in this document regarding the proposed transaction between Computer Associates and Netegrity, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Computer Associates or Netegrity managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of Computer Associates to successfully integrate Netegrity’s operations and employees; the ability to realize anticipated synergies and cost savings; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness-related activities; and the other factors described in Computer Associates’ Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC and in Netegrity’s Annual Report on Form 10-K for the year ended December 31, 2003 and its most recent quarterly report filed with the SEC. Computer Associates and Netegrity disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.